UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

Item 3.02. Unregistered Sales of Equity Securities.

2.875% Exchangeable Senior Notes

On January 31, 2007, Boston Properties, Inc. and its Operating Partnership, Boston Properties Limited Partnership (the “Company”), a Delaware limited partnership, entered into a Purchase Agreement (the “Purchase Agreement”) with JP Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the “Initial Purchasers”) relating to the offering by the Company of $750 million aggregate principal amount of 2.875% Exchangeable Senior Notes due 2037 (the “Notes”). The Purchase Agreement granted the Initial Purchasers an option to purchase up to $112.5 million aggregate principal amount of the Notes to cover over-allotments. On February 1, 2007, the Initial Purchasers exercised such option in whole. Pursuant to the terms of the Purchase Agreement, the purchase price paid by the Initial Purchasers for the Notes was 97.433333% of the principal amount thereof and the aggregate discount to the Initial Purchasers was approximately $22.1 million.

The closing of the sale of the Notes occurred on February 6, 2007. The aggregate net proceeds to the Company from this offering, after the Initial Purchasers’ discount and offering expenses, are estimated to be approximately $840.0 million. The Company intends to use the net proceeds from the sale of the notes for the repayment of debt, development opportunities, asset acquisitions and other future investment opportunities. Pending the uses described above, the Company intends to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

Upon the occurrence of specified events, holders of the Notes may exchange their Notes prior to the close of business on the scheduled trading day immediately preceding February 20, 2012 into cash and, at the Company’s option, shares of Boston Properties, Inc. common stock at an initial exchange rate of 6.6090 shares per $1,000 principal amount of Notes. The initial exchange price of approximately $151.31 per share of Boston Properties, Inc. common stock represents a 20% premium to the closing price of Boston Properties, Inc. common stock on the New York Stock Exchange on January 31, 2007 of $126.09 per share. On and after February 20, 2012, the Notes will be exchangeable at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date at the option of the holder at the applicable exchange rate. The initial exchange rate is subject to adjustment in certain circumstances.

Prior to February 20, 2012, the Company may not redeem the Notes except to preserve Boston Properties, Inc.’s status as a REIT. On or after February 20, 2012, the Company may redeem all or a portion of the Notes for cash at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest.

Note holders may require the Company to repurchase all or a portion of the Notes on February 15 of 2012, 2017, 2022, 2027 and 2032 at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest up to, but excluding, the repurchase date. The Company will pay cash for all notes so repurchased.

If Boston Properties, Inc. undergoes a “fundamental change,” Note holders will have the option to require the Company to purchase all or any portion of the Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. The Company will pay cash for all Notes so purchased. In addition, if a fundamental change occurs prior to February 20, 2012, the Company will increase the exchange rate for a holder who elects to exchange its Notes in connection with such a fundamental change under certain circumstances.

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The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment to all existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of the Company. The Notes will effectively rank junior in right of payment to all existing and future secured indebtedness of the Company. The Notes will be structurally subordinated to all liabilities of the subsidiaries of the Company.

The Notes were issued under the Indenture dated as of December 13, 2002, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 6 relating to the Notes dated as of February 6, 2007. A copy of Supplemental Indenture No. 6 is filed herewith as Exhibit 4.1. A copy of the form of the Note is filed herewith as Exhibit 4.2. A copy of the Purchase Agreement is filed herewith as Exhibit 10.1.

The description of the Notes and the offering in this report is a summary and is qualified in its entirety by reference to Exhibits 4.1, 4.2 and 10.1.

Registration Rights Agreement

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes and the underlying Boston Properties, Inc. common stock, if any, issuable upon exchange of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the closing, Boston Properties, Inc. and the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Under the Registration Rights Agreement, Boston Properties, Inc. and the Company have agreed, for the benefit of the holders of the Notes, to file with the Securities and Exchange Commission, or have on file, a shelf registration statement providing for the sale by the holders of the Notes and the Boston Properties, Inc. common stock, if any, issuable upon exchange of the Notes (the “Registrable Securities”), within 90 days after the original issuance of the Notes and to use reasonable best efforts to cause such shelf registration statement to be declared effective within 210 days after the original issuance of the Notes or otherwise make available for use by selling security holders an effective shelf registration statement no later than such date. Boston Properties, Inc. and the Company also have agreed to use their respective reasonable best efforts to keep the registration statement effective until such time as all of the Notes and the Boston Properties, Inc. common stock issuable on the exchange thereof cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to an effective registration statement or (B) sold pursuant to Rule 144 under circumstances in which any legend borne by the Notes or Boston Properties, Inc. common stock relating to restrictions on transferability thereof is removed or such Notes or Boston Properties, Inc. common stock are eligible to be sold pursuant to Rule 144(k) or any successor provision, subject to certain exceptions set forth in the Registration Rights Agreement. Boston Properties, Inc. and the Company will be required to pay liquidated damages in the form of specified additional interest to the holders of the Notes if they fail to comply with their respective obligations to register the Notes and the Boston Properties, Inc. common stock issuable upon exchange of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. Neither Boston Properties, Inc. nor the Company will be required to pay liquidated damages with respect to any Note after it has been exchanged for any Boston Properties, Inc. common stock.

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A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Supplemental Indenture No. 6, dated as of February 6, 2007, among the Company and the Trustee.

4.2	Form of 2.875% exchangeable senior note due 2037 (attached as Exhibit A to Supplemental Indenture No. 6 filed as Exhibit 4.1 hereto).

4.3	Registration Rights Agreement, dated as of February 6, 2007, among the Company, Boston Properties, Inc., JP Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

10.1	Purchase Agreement, dated as of January 31, 2007, among the Company, Boston Properties, Inc. (solely for purposes of Sections 4(k), 4(p) and 5(k) therein), JP Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

	By:	Boston Properties, Inc., its General Partner

Date: February 6, 2007	By:	/s/ Douglas T. Linde
Douglas T. Linde
Executive Vice President & Chief Financial Officer